AZZ Inc. Announces Financing of Precoat Transaction

April 25, 2022 – FORT WORTH, TX – AZZ Inc. (“AZZ” or the “Company”) (NYSE: AZZ), a global provider of galvanizing and metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services for maintaining and building critical infrastructure today announced that the Company is launching the syndication of a new 7-year $1.3 billion First Lien Senior Term Loan (“2022 Term Loan B”).

The 2022 Term Loan B, along with a new 5-year $400 million pari passu First Lien Revolving Credit Facility (“Revolver”) and a proposed $240 million investment by funds managed by Blackstone’s (NYSE: BX) Tactical Opportunities business (“Blackstone”), will be used to refinance the Company’s existing debt structure and to fund the purchase of Sequa’s Precoat Metals business division (“Precoat” or the “Transaction”) for a purchase price of approximately $1.28 billion as previously announced on March 7, 2022.

The 2022 Term Loan B and the Blackstone investment are contingent upon the closing of Precoat acquisiton. The 2022 Term Loan B and the Revolver will be guaranteed by AZZ Inc.'s existing and future material wholly-owned domestic subsidiaries. The proposed Blackstone investment will be junior to the 2022 Term Loan B, the Revolver and the Company’s other indebtedness and is expected to be convertible into shares of AZZ’s common stock. The final terms and amounts of the 2022 Term Loan B, the Revolver and the proposed Blackstone investment are subject to market and other conditions and may be materially different than expectations. The proposed Blackstone investment is also subject to the negotiation and execution of definitive documentation mutually acceptable to the Company and Blackstone.

About AZZ Inc.

AZZ Inc. is a global provider of galvanizing and a variety of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to a broad range of markets, including, but not limited to, the power generation, transmission, distribution, refining and industrial markets. AZZ’s Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot-dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the North American steel fabrication industry. AZZ’s Infrastructure Solutions segment is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy and waste management markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the ongoing COVID-19 pandemic, including governmental issued mandates regarding the same. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition or disposition opportunities; currency exchange rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com